UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2023

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-0141974
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House, 12 Crow Lane, Pembroke, Bermuda HM 19

(Address of principal executive offices) (Zip Code)

(441) 295-4513

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Par Value $1.00 per share	RNR	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series F 5.750% Preference Share, Par Value $1.00 per share	RNR PRF	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series G 4.20% Preference Share, Par Value $1.00 per share	RNR PRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On May 22, 2023, RenaissanceRe Holdings Ltd. (“RenaissanceRe” or the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with American International Group, Inc., a Delaware corporation and NYSE-listed company (together with its affiliates and subsidiaries, “AIG”), pursuant to which, upon the terms and subject to the conditions thereof, RenaissanceRe agreed to, or to cause one of its subsidiaries to, purchase, acquire and accept from certain subsidiaries of AIG, all of AIG’s right, title and interest in the shares of certain direct and indirect subsidiaries of AIG, including Validus Holdings, Ltd. (“Validus Holdings”) and Validus Specialty, LLC (“Validus Specialty”). Substantially all of the assets of Validus Holdings is comprised of its equity interest in its wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and AlphaCat Managers Ltd., a Bermuda-based investment adviser for a series of insurance - linked securities funds and vehicles. In the Stock Purchase Agreement, RenaissanceRe also agreed to acquire the renewal rights, records and customer relationships of Talbot Underwriting Ltd., an affiliate of AIG and a specialty (re)insurance group operating within the Lloyd’s market. The acquisitions under the Stock Purchase Agreement, together with the other transactions contemplated in the Stock Purchase Agreement, are referred to herein as the “Validus Acquisition” and Validus Holdings, Validus Specialty, and their respective subsidiaries (including Validus Re) are referred to herein collectively as “Validus.”

In connection with the Validus Acquisition, RenaissanceRe will pay to AIG aggregate consideration of approximately $2.985 billion, subject to adjustment, consisting of the following: (i) cash consideration of approximately $2.735 billion; and (ii) a number of RenaissanceRe common shares with a value of approximately $250 million (the “Base Common Share Consideration”). We have agreed to enter into a registration rights agreement with AIG in respect of the Base Common Share Consideration prior to the completion of the Validus Acquisition. AIG also has the option to make a substantial investment into our Capital Partners vehicles.

As set forth in the Stock Purchase Agreement and subject to requisite regulatory approvals, AIG is also entitled to cause certain Validus entities to be acquired by RenaissanceRe to pay, prior to the completion of the Validus Acquisition, to AIG entities not being acquired by RenaissanceRe one or more dividends in an aggregate amount equal to the estimated excess tangible book value of all acquired entities above $2.1 billion. The amount of dividend is subject to change based on changes in tangible book value as of the date of the dividend. However, if such dividend fails to receive necessary regulatory approvals to be consummated in full, any remaining amount will be retained by the Validus entities and, following the closing, will be paid to AIG in one or more installments upon receipt of requisite regulatory approvals. The Stock Purchase Agreement also includes a reserve development arrangement on net reserves at closing such that AIG retains 95% of risk and reward on the development of in-force reserves.

The Validus Acquisition, which is currently expected to close during the fourth quarter of 2023, is subject to customary closing conditions, including, among others, (i) the receipt of certain approvals of regulatory authorities and government-sponsored entities, (ii) the approval for listing of certain shares issued to AIG on the New York Stock Exchange, (iii) the disposition of certain investment assets by certain subsidiaries of AIG and the replacement with investment assets that comply with identified investment guidelines, (iv) the contribution by AIG to certain acquired subsidiaries of an aggregate amount in cash equal to the amount by which the estimated tangible book value of the acquired entities is less than $2.1 billion, if applicable, (v) the consummation of certain restructuring transactions involving certain of the Validus entities, and (vi) the redemption, satisfaction or discharge of certain debt obligations of Validus.

Each of the parties has made customary representations and warranties in the Stock Purchase Agreement and each of the parties has agreed to certain covenants and agreements, including for AIG to conduct Validus’s operations in the ordinary course of business during the period between the execution of the Stock Purchase Agreement and the closing of the Validus Acquisition.

The Stock Purchase Agreement may only be terminated upon mutual agreement, at the outside date (including a potential extension for regulatory approvals), in the event of the issuance of a final governmental order prohibiting the consummation of the transactions or an incurable or uncured breach of the representations, warranties or covenants by either party such that would result in a failure of that party’s conditions to closing.

Consummation of the transactions contemplated by the Stock Purchase Agreement is not subject to any financing condition. There is no termination or reverse termination fee in connection with the Stock Purchase Agreement.

Bridge Commitment Letter

In connection with the Validus Acquisition, on May 22, 2023, RenaissanceRe entered into a commitment letter (the “Bridge Commitment Letter”) with Morgan Stanley Senior Funding, Inc. (the “Bridge Lender”). The Bridge Commitment Letter provides for a commitment by the Bridge Lender to provide up to $1.55 billion of loans under a 364-day senior unsecured bridge term loan facility to fund a portion of the cash consideration under the Stock Purchase Agreement and to pay related fees and expenses. Commitments under the Bridge Commitment Letter will be reduced in the case of certain equity issuances, debt incurrences and asset sales. The commitments under the Bridge Commitment Letter are subject to customary conditions, including the execution and delivery of definitive documentation with respect to the Validus Acquisition in accordance with the terms set forth in the Bridge Commitment Letter.

Item 3.02	Unregistered Sale of Equity Securities.

The Base Common Share Consideration to be issued pursuant to the Stock Purchase Agreement as described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02, will consist of unregistered common shares. Such common shares will be issued in a private placement exempt from registration under 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), because the offer and sale of such securities does not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements will be met.

Item 7.01	Regulation FD Disclosure.

On May 22, 2023, RenaissanceRe issued a press release announcing the execution of the Stock Purchase Agreement described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 22, 2023, RenaissanceRe will hold a conference call with analysts and investors regarding the transactions contemplated by the Stock Purchase Agreement. The materials furnished as Exhibit 99.2 to this Current Report on Form 8-K are incorporated herein by reference and will be presented during such conference call.

The information contained in this Item 7.01 and Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by RenaissanceRe Holdings Ltd. on May 22, 2023

99.2	Investor Presentation Materials, dated May 22, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Statement Regarding Forward Looking Statements

Any forward-looking statements made in this Current Report on Form 8-K reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements with respect to our business and industry, such as those relating to our strategy and management objectives, plans and expectations regarding our response and ability to adapt to changing economic conditions, market standing and product volumes, competition and new entrants in our industry, industry capital and insured losses from loss events, among other things. These statements are subject to numerous factors that could cause actual results to differ materially from those addressed by such forward-looking statements, including the following: the risk that the Validus Acquisition may not be completed within the expected timeframe, or at all; the risk that regulatory agencies in certain jurisdictions may impose onerous conditions following the Validus Acquisition; difficulties in integrating the Validus Business; the risk that the due diligence process that the Company undertook in connection with the Validus Acquisition may not have revealed all facts that may be relevant in connection with the Validus Acquisition; the Company’s ability to manage the growth of the Validus Business’ operations successfully following the Validus Acquisition; that the historical financial statements of the Validus Business are not representative of the future financial position, future results of operations or future cash flows of the Validus Business following the Validus Acquisition; risks from our increased debt obligations as a result of the Validus Acquisition; the Company’s dilutive impact on our shareholders from the issuance of common shares to American International Group, Inc. in connection with the Validus Acquisition; the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance it may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the highly competitive nature of the Company’s industry and its reliance on a small number of brokers; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms or at all; the historically cyclical nature of the (re)insurance industries; the Company’s ability to attract and retain key executives and employees; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda and U.S. laws and regulations; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with covenants in its debt agreements; the effect of adverse economic factors, including changes in prevailing interest rates and recession or the perception that recession may occur; the effect of cybersecurity risks, including technology breaches or failure; a contention by the U.S. Internal Revenue Service that any of the Company’s Bermuda subsidiaries are subject to taxation in the U.S.; the effects of possible future tax reform legislation and regulations in the jurisdictions in which we operate; the Company’s ability to determine any impairments taken on its investments; the Company’s ability to raise capital on acceptable terms, including through debt instruments, the capital markets, and third party investments in our joint ventures and managed funds; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date: May 22, 2023	By:	/s/ Shannon Lowry Bender
Shannon Lowry Bender
Executive Vice President, Group General Counsel and Corperate Secretary